Exhibit 99

Contact:	Timothy M. MacPhee
Vice President of Investor Relations

Telephone:	(978) 688-1811
Fax:	(978) 688-2976

Watts Water Technologies Announces Departure

of Chief Financial Officer

North Andover, MA., October 14, 2014 — Watts Water Technologies, Inc. (NYSE: WTS) today announced that Dean P. Freeman, its Executive Vice President and Chief Financial Officer, has left the Company.  Robert J. Pagano, Jr., the Company’s President and Chief Executive Officer, will be acting as Chief Financial Officer on an interim basis while a search for the Company’s next Chief Financial Officer is being conducted.  Mr. Freeman’s departure was not prompted by any regulatory issues and is not related to the Company’s financial reporting, financial statements or other reporting obligations. The Company has retained a search firm and has initiated the search for the Company’s next Chief Financial Officer.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts Water’s expertise in a wide variety of water technologies enables Watts Water to be a comprehensive supplier to the water industry.